UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE

SECURITIES EXCHANGE ACT OF 1934

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ASTRA ENERGY INC.
(Name of Registrant as Specified In Its Charter)

______________________________________________________

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Astra Energy Inc.

9565 Waples Street, Suite 200

San Diego CA  92121

(800) 705-2919

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

Date of Mailing: July 8, 2021

TO THE STOCKHOLDERS OF ASTRA ENERGY INC.:

The attached Information Statement is furnished by the Board of Directors (the "Board") of Astra Energy Inc. (the "Company," "Astra", "we" or "us"). The Company, a Nevada corporation, is a public company registered with the Securities and Exchange Commission.

On June 3, 2021, a majority of the stockholders holding 8,775,000 shares of $0.001 par value common stock ("Common Stock"), or approximately 62.42%, of our voting power, consented in writing to effectuate a forward split of the Company’s issued and outstanding Common Stock.  This consent was sufficient to approve the forward split under Nevada law and our Articles of Incorporation.  The attached Information Statement describes the forward split that the common stockholders of the Company have approved, which will forward split the outstanding issued common stock of the Company on a 3:1 basis, such that each shareholder will receive three (3) shares for each one (1) share outstanding on the record date. Only shareholders of record at the close of business on July 8, 2021 are being given notice of the Action by Written Consent.  Since the action has been approved by a majority of the outstanding shares of our voting stock, no proxies were or are being solicited.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

There are no stockholder dissenters’ or appraisal rights in connection with any of the matters discussed in this Information Statement.

Please read this Notice and Information Statement carefully and in its entirety.  It describes the terms of the action taken by the stockholders.

Although you will not have an opportunity to vote on the approval of the split, this Information Statement contains important information about the split.

By Order of the Board of Directors

ASTRA ENERGY INC.
/s/ Kermit Harris
Kermit Harris President

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT MATERIALS IN CONNECTION WITH THIS NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT:

Astra Energy Inc.

9565 Waples Street, Suite 200

San Diego CA  92121

(800) 705-2919

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the stockholders of Astra Energy Inc., a Nevada corporation (the "Company," "Astra", "we" or "us") to advise them of the corporate action that has been authorized by written consent of a majority of the Company’s stockholders, who own Common Stock with approximately 62.42% of the Company’s power as of the record date of July 8, 2021 (the "Record Date").  This action is being taken without notice, meetings or votes in accordance with Article 78 of the Nevada Revised Statutes (NRS), the Company’s Articles of Incorporation and its Bylaws.  This Information Statement is being mailed to the stockholders of the Company, as of the Record Date, on July 8, 2021.

On June 3, 2021, the Board of Directors approved, and recommended to the stockholders for approval, a forward split of the Corporation’ Common Stock, whereby each shareholder will receive three (3) new shares of Common Stock for every one (1) share of Common Stock owned on the record date.  The record date will be date of filing a definitive Form 14C with the Securities Exchange Commission.

On June 3, 2021, a majority of the stockholders holding 8,775,000 shares of Common Stock, or approximately 62.42% of our voting power, consented in writing to the forward split of our Common Stock.  This consent was sufficient to approve the action under Nevada law.

NO VOTE REQUIRED

We are not soliciting consents to approve the forward split of our Common Stock.  Nevada law and our Articles of Incorporation permit the Company to take any action which may be taken at an annual or special meeting of its stockholders by written consent, if the holders of a majority of the shares of its Common Stock sign and deliver a written consent to the action to the Company.

NO APPRAISAL RIGHTS

Under Nevada corporate law, stockholders have no appraisal or dissenters’ rights in connection with the forward split of our Common Stock.

INTERESTS OF CERTAIN PARTIES IN THE MATTERS TO BE ACTED UPON

None of the directors or executive officers of the Company has any substantial interest resulting from the forward split of our Common Stock that is not shared by all other stockholders pro rata, and in accordance with their respective interests.

COST OF THIS INFORMATION STATEMENT

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them.

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HOUSEHOLDING OF STOCKHOLDER MATERIALS

In some instances, we may deliver only one copy of this Information Statement to multiple stockholders sharing a common address.  If requested by phone or in writing, we will promptly provide a separate copy to a stockholder sharing an address with another stockholder.  Requests should be directed to our Corporate Secretary, 9565 Waples Street, San Diego, CA  92121.  Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the above address.

THREE FOR ONE (3:1) FORWARD STOCK SPLIT

On June 3, 2021, the Board of Directors and the consenting stockholder adopted and approved a resolution to effect a forward stock split of all issued and outstanding shares of Common Stock of Astra Energy Inc. at a ratio of three for one (3:1), or three (3) new shares of Common Stock for each one (1) share of Common Stock owned (the "Forward Split").  Under Rule 14c-2, promulgated pursuant to the Securities Exchange Act of 1934, as amended, the Forward split shall be effective twenty (20) days after this Information Statement is mailed to stockholders of Astra Energy Inc, which date we anticipate to be on or about July 29, 2021.

A table illustrating the impact of the Forward Split and resulting increase in authorized shares is as follows:

	Number of shares of common stock issued and outstanding	Number of shares of common stock authorized in Articles of Incorporation(1)	Number of shares of common stock authorized and reserved for issuance	Number of shares of common stock authorized but unreserved for issuance
Before Forward Split	14,058,180	100,000,000	0	0
After Forward Split	42,174,540	100,000,000	0	0

(1)

The Company also has 10,000,000 shares of Preferred Stock authorized in its Articles of Incorporation, of which 15,744 Series A are issued and outstanding, 207 Series B are issued and outstanding, 747,870 Series C are issued and outstanding, 304,558 Series D are issued and outstanding and 1 Series 1A is issued and outstanding. The Forward Split will not affect the Preferred Stock. The Company has no current plans, proposals or arrangements to issue any additional shares of Preferred Stock.

The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by stockholders, to not proceed with the Forward Split if the Board of Directors, in its sole discretion, determines that the Forward split is no longer in our best interests and that of our stockholders. The Board of Directors may consider a variety of factors in determining whether to implement the Forward split, including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of Common Stock, business and transactional developments, and our project financial performance.

The Forward Split will not change the number of authorized shares of Common Stock or the par value of Astra Energy Inc.’s Common Stock. Except for any changes as a result of the treatment of fractional shares, each stockholder of Astra Energy Inc. will hold the same percentage of Common Stock outstanding immediately following the Forward split as such stockholder held immediately prior to the split.

Astra Energy Inc. has no current plans, proposals or arrangements for the issuance of the shares that will result from the effective increase in the number of authorized shares that will result from the approved Forward split.

Astra Energy Inc. presently has no plans, proposal or arrangements to issue any shares of Common Stock for any purpose whatsoever, including future acquisitions and/or financings.

Purpose

The Board of Directors believed that it was in the best interests of Astra Energy Inc. to implement a Forward Split on the basis that the low number of issued and outstanding shares of Common Stock of the Company would likely not appeal to brokerage firms and that when trading, the current projected per share price level of our Common Stock will reduce the effective marketability of our Common Stock because of the reluctance of many brokerage firms to recommend stock to their clients or to act as market-makers for issuers which do not have a sufficient number of shares of Common Stock issued and outstanding.

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Certain Risks Associated with the Forward split

There can be no assurance that the total projected market capitalization of Astra’s Common Stock after the proposed Forward Split will be equal to or greater than the total projected market capitalization before the proposed Forward Split or that the per share price of Astra’s Common Stock following the Forward Split will either exceed or remain higher than the current anticipated per share.

There can be no assurance that the market price per new share of Astra Common Stock (the "New Shares") after the Forward Split will rise or remain constant in proportion to the reduction in the number of old shares of Astra Common Stock (the "Old Shares") outstanding before the Forward Split.

Accordingly, the total market capitalization of Astra’s Common Stock after the proposed Forward Split may be lower than the total market capitalization before the proposed Forward Split and, in the future, the market price of Astra’s Common Stock following the Forward Split may not exceed or remain higher than the market price prior to the proposed Forward Split.  In many cases, the total market capitalization of a company following a Forward Split is lower than the total market capitalization before the Forward Split.

There can be no assurance that the Forward Split will result in a per share price that will attract investors.  A decline in the market price for Astra’s Common Stock after the Forward Split may result in a greater percentage decline than would occur in the absence of a Forward Split, and the liquidity of Astra’s Common Stock could be adversely affected following a Forward Split.

The market price of Astra’s Common Stock will also be based on Astra’s performance and other factors, some of which are unrelated to the number of shares outstanding.  If the Forward Split is effected and the market price of Astra’s Common Stock declines, the percentage decline as an absolute number and as a percentage of Astra’s overall market capitalization may be greater than would occur in the absence of a Forward Split.  In many cases, both the total market capitalization of a company and the market price of a share of such company’s Common Stock following a Forward Split are lower than they were before the Forward Split. Furthermore, the liquidity of Astra’s Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Forward Split.

Astra’s Common Stock trades as a "penny stock" classification which limits the liquidity for Astra’s Common Stock.

Astra’s stock is subject to "penny stock" rules as defined in Exchange Act Rule 3a51-1.  The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Astra’s Common Stock is subject to these penny stock rules.  Transaction costs associated with purchases and sales of penny stocks are likely to be higher than those for other securities.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

As a result, all brokers or dealers involved in a transaction in which Astra’s shares are sold to any buyer, other than an established customer or "accredited investor," must make a special written determination.  These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in our shares and may limit the ability of Astra’s stockholders to sell in the secondary market, through brokers, dealers or otherwise.  Astra also understands that many brokerage firms will discourage their customers from trading in shares falling within the "penny stock" definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the common shares in the United States and stockholders may find it more difficult to sell their shares.  An orderly market is not assured or implied as to Astra’s Common Stock.  Nor are there any assurances as to the existence of market makers or broker/dealers for Astra’s Common Stock.

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Principal Effects of the Forward split

In addition to those risk factors note above, the Forward split will have the following effects:

General Corporate Change – (i) one (1) Old Share owned by a stockholder would be exchanged for three (3) New Shares, and (ii) the number of shares of Astra’s Common Stock issued and outstanding will be increased proportionately based on the Forward Split.

As approved and effected, the Forward Split will be effected simultaneously for all of Astra’s Common Stock.  While the intent is for the proposed forward split to affect all of Astra’s stockholders uniformly, the process of rounding up when any of Astra’s stockholders own a fractional share will result in a non-material change in each stockholder’s percentage ownership interest in Astra.

The Forward Split does not materially affect the proportionate equity interest in Astra of any holder of Common Stock or the relative rights, preferences, privileges or priorities of any such stockholder.

Fractional Shares - Any fractional shares of Common Stock resulting from the forward split will “round up” to the nearest whole number.  No cash will be paid to any holders of fractional interests in Astra.

Authorized Shares - The forward split will not change the number of authorized shares of Common Stock of Astra, as states in Astra’s Articles of Incorporation, as amended.

Accounting Matters - The Forward Split will not affect the par value of Astra’s Common Stock.  As a result, as of the effective time of the Forward Split, the stated capital on Astra’s balance sheet attributable to Astra’s Common Stock will be increased proportionately based on the Forward Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is increased.  The per share net income or loss and net book value of Astra’s Common Stock will be restated because there will be a greater number shares of Astra’s Common Stock outstanding.

Procedure for Effecting the Forward Split and Exchange of Stock Certificates

Upon effectiveness of the Forward Split, each outstanding share of Astra will automatically be converted on the effective date at the applicable Forward Split ratio. It will not be necessary for stockholders of Astra to exchange their existing stock certificates.

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock.  They are, however, provided with a statement reflecting the number of shares registered in their accounts.  If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If a stockholder is entitled to post-Forward Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of Common Stock held following the reverse stock split.

Federal Income Tax Consequences of the Forward Split

The following is a summary of certain material federal income tax consequences of the Forward Split.  It does not purport to be a complete discussion of all of the possible federal income tax consequences of the Forward Split and is included for general information only.  Further, it does not address any state, local or foreign income or other tax consequences.  Also, it does not address the tax consequences to holders that are subject to special tax  rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities.  The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively.  This summary also assumes that the Old Shares were, and the New Shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment).  The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.  Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Forward Split.

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No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of Old Shares for New Shares pursuant to the Forward Split.  The aggregate tax basis of the New Shares received in the Forward Split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the Old Shares exchanged therefor.  The stockholder’s holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the Forward Split.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, STOCKHOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS INFORMATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY STOCKHOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON STOCKHOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY THE COMPANY IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE COMPANY OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) STOCKHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Astra’s view regarding the tax consequences of the Forward Split is not binding on the Internal Revenue Service or the courts.  Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Forward Split.

Effective Date

Under Rule 14c-2, promulgated pursuant to the Securities Exchange Act of 1934, as amended, the Forward Split shall be effective twenty (20) days after this Information Statement is mailed to stockholders of the Company.  We anticipate the effective date to be on or about July 29, 2021.

(a) SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of June 3, 2021, with respect to the beneficial ownership of our common stock by (1) each director, (2) each executive officer, (3) each significant employee, (4) our directors and officers as a group, (5) and each person known by us to own beneficially more than 5% of our common stock.  Under relevant provisions of the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has, or shares, the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security.  A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days.  More than one person may be deemed to be a beneficial owner of the same securities.  The percentage ownership of each stockholder is calculated based on 14,058,180 outstanding shares of our common stock as of June 18, 2021.

Class of Stock	Name of Beneficial Owner	Number of Common Shares	Percentage of Class
Common Stock	Kermit Harris	500,000	3.56%
Common Stock	Daniel L. Claycamp	250,000	1.78%
Common Stock	Rachel Boulds	50,000	*
Common Stock	Lisa Kowan	100,000	*
	Officers and Directors as a Group	900,000	6.40%
Common Stock	Alita Capital Inc.	2,000,000	14.23%
Common Stock	Trimark Capital Partners Inc.	2,000,000	14.23%
Common Stock	United Capital Management	1,000,000	7.11%

*represents a number less than 1%

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Changes in Control

As of the date of this Report, our management is unaware of any existing or anticipated contract or arrangement, the operation of which may, at a subsequent date, result in a changes in our control.

Securities Authorized for Issuance Under Equity Compensation Plans

We have not adopted any equity compensation plans since our inception.

Securities Authorized for Issuance under Equity Compensation Plans

None

(b) Changes in Control

We know of no arrangements which may at a subsequent date result in a change in control of the Company.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain "forward-looking statements." All statements other than statements of historical fact are "forward-looking statements" for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statement of the plans and objectives of management for future operations, and any statement of assumptions underlying any of the foregoing. These statements may contain words such as "expects," "anticipates," "plans," "believes," "projects," and words of similar meaning. These statements relate to our future business and financial performance.

Actual outcomes may differ materially from these statements. The risks listed in this Information Statement as well as any cautionary language in this Information Statement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.

ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the SEC.

The reports we file with the SEC and the accompanying exhibits may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Washington, DC 20549.  Copies of such materials may also be obtained from the SEC at prescribed rates.  The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC.  Copies of the Reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov.  We will also mail copies of our prior reports to any stockholder upon written request.

By Order of the Board of Directors

ASTRA ENERGY INC.
/s/ Kermit Harris
Kermit Harris President

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